Exhibit 23.3

Fifth Avenue Place
600, 425 – 1 Street SW Calgary AB T2P 3L8 Canada Tel: 403-648-3200 Fax: 403-265-0862 www.deloitte.ca

February 28, 2012

Magnum Hunter Resources Corporation

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

Dear Sirs/Mesdames:

RE:	LETTER OF CONSENT

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-166756, 333-168161, 333-172979, 333-173757, 333-174879 and 333-177486), in the Registration Statement on Form S-4 (No. 333-173415) and in the Registration Statements on Form S-8 (Nos. 333-168802, 333-169814, 333-171168 and 333-177488) of Magnum Hunter Resources Corporation, and in each of the prospectuses, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2011, and to the inclusion of our report, in the form and context in which it appears, in this Annual Report on Form 10-K and to all references to our firm included in the Annual Report.

Yours truly,

/S/ BARRY R. ASHTON
Barry R. Ashton, P.Eng. Senior Manager

/S/ JEFF KEEBLE
Jeff Keeble, CA, CBV Partner Deloitte & Touche LLP

Calgary, Alberta, Canada